EXHIBIT 99

WESTVACO CORPORATION                              Public Affairs Department
Westvaco Building                                              212 688 5000
299 PARK AVENUE,
NEW YORK, NY 10171   10171

Media Contacts:              William P. Fuller III
                             (212) 318-5250
Investor Relations Contact:  Roger A. Holmes
                             (212) 318-5288

FOR IMMEDIATE RELEASE:

              WESTVACO TO ACQUIRE IMPAC GROUP, INC.

Acquisition adds to growth momentum in global high-value packaging markets

NEW YORK, NY, April 24, 2000 - Westvaco Corporation (NYSE: W) today announced a definitive agreement to acquire IMPAC Group, Inc., a leading global supplier of high-value specialty packaging and printing solutions for a wide variety of consumer product markets including entertainment, cosmetics and health and beauty aids.

"Acquiring IMPAC is another important step in support of our strategy for global expansion in high-value consumer packaging markets," said John A. Luke, Jr., Chairman and CEO. "This acquisition will immediately expand our market reach since IMPAC has very little overlap with our existing customer base and geographic presence. Furthermore, IMPAC's leadership team has a proven track record for identifying and exploiting market opportunities. With IMPAC on board, we now have a far stronger platform to provide packaging solutions to global consumer product companies, and we can now expand our capability beyond paper-based products."

The purchase price for IMPAC, which has production facilities in the United States and Europe, is approximately $500 million, including the assumption of $294 million in net debt and preferred stock. Westvaco intends to refinance substantially all of IMPAC's debt and redeem all preferred stock as soon as practicable after the acquisition closes, which is expected to occur by mid-2000. Westvaco expects the acquisition of IMPAC, which has pro forma annual revenues of approximately $332 million after adjustment for recent acquisitions, to be immediately accretive to earnings. Adjusted for acquisitions, IMPAC achieved pro forma compound annual growth in sales and earnings before interest, taxes, depreciation and amortization of 22 percent and 34 percent, respectively during the 1995-1999 period.

Adding to Mr. Luke's comments, Richard H. Block, President and CEO of IMPAC, said, "We share a common vision of the value created for our customers by building a global packaging capability to provide a unique blend of packaging solutions. Combining IMPAC's product and customer scope with Westvaco's strengths in quality, customer service and research and development supports this vision." Upon completion of the transaction, Mr. Block will become a senior officer of Westvaco and report to Mr. Luke. Mr. Block will lead the company's Consumer Packaging Group, including IMPAC.

IMPAC is a leading supplier to the North American and European audio and multimedia entertainment markets and the North American cosmetics and personal care markets. For the entertainment markets, IMPAC produces printed paper inserts for CD and DVD packaging as well as paperboard folding cartons and a wide variety of specialty packaging for music, home movie and video game products.
For cosmetics and personal care markets, IMPAC designs and produces paperboard, plastic and windowed folding cartons, rigid paperboard set-up boxes and litho-laminated fluted packaging.
                                2
IMPAC provides packaging solutions to its customers by combining a unique blend of services, materials, complex structures and high-quality printed graphics. These qualities have led to leadership positions with customers such as Avon, EMI, Universal, BMG, Procter & Gamble, Colgate-Palmolive and Revlon. IMPAC's relationship with these and other customers has been further strengthened from success in developing and launching proprietary packaging products. Examples include the Digipak CD package that has been licensed globally and Klearfold folding printable rigid plastic packaging.

After a strategic review conducted in 1999, Westvaco announced its intent to build scale and focus in global, high-value packaging markets and created the Packaging Resources Group to pursue this objective. In December, Westvaco acquired Temple-Inland, Inc.'s bleached paperboard mill in Evadale, TX, and in January, the company acquired Mebane Packaging Group, Inc, a leading U.S. supplier of packaging for pharmaceutical, health care and personal care products.

Westvaco's folding carton operations include eight Consumer Packaging plants in the United States, Brazil, China and the Czech Republic and seven Mebane plants in the eastern United States and Puerto Rico. These plants produce packaging for confectionery, electronic, food, health care, personal care, pharmaceutical and tobacco products. IMPAC operates eight production facilities and one fulfillment center in the United States and a total of 12 manufacturing facilities in Austria, Ireland, The Netherlands and the United Kingdom.

IMPAC, headquartered in Melrose Park, IL, is owned by its employees and Heritage Partners, a private equity group in Boston, MA. The company employs about 2,100 people and was created through the merger of Klearfold, Inc., and AGI, Inc. Subsequently, IMPAC acquired Tinsley Robor, plc, a leading supplier to the European entertainment industry. In addition to Tinsley Robor, IMPAC has completed four acquisitions over the last two years, including two other businesses in Europe where the company now derives about 43 percent of its total revenue. After adjustment for recent acquisitions and certain nonrecurring charges, IMPAC's 1999 pro forma EBITDA totaled approximately $60 million.

Westvaco Corporation (www.westvaco.com), headquartered in New York, NY, is a major producer of paper, packaging and specialty chemicals. The company has operations in the United States, Brazil, China and the Czech Republic and serves customers in more than 70 countries. J. P. Morgan & Co. Incorporated is acting as financial advisor to Westvaco on its acquisition of IMPAC.

Certain statements in this document and elsewhere by management of the company that are neither reported financial results nor other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company, or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed in or implied by the forward-looking statements include, but are not limited to, competitive pricing for the company?s products; changes in raw materials, energy and other costs; technological developments; fluctuations in demand and changes in production capacities; changes in economic growth in the U.S. and international economies, especially in Asia and Brazil; government policies and regulations, including but not limited to those affecting the environment and the tobacco industry; and currency movements.


WESTVACO                                   IMPAC GROUP

                        IMPAC Fact Sheet
Overview:
  IMPAC Group, Inc. is a leading international designer, manufacturer and supplier of high-end specialty packaging for various consumer products including entertainment, cosmetics and personal care. IMPAC provides innovative specialty packaging and printing solutions, using a broad range of paper, paperboard, transparent rigid plastic, and litho-laminated fluted board for customers that seek to differentiate their products in the consumer marketplace. The Company has grown both organically and through acquisitions, resulting in five-year compound growth rates in sales and EBITDA of 22% and 34%, respectively. In 1999, IMPAC generated pro-forma EBITDA of $60.2 million on sales of $332 million.

Products:
  Through IMPAC's unique design capabilities and specialized manufacturing and printing techniques, the Company provides its customers with one of the most extensive product lines in the consumer packaging industry. Many of IMPAC's products and designs are proprietary and include the following:

    Entertainment Sector:  Printed paper inserts for standard
    CDs, paperboard-based CD packaging, specialty packaging for home videos and DVDs, video game packaging, and CD-ROM packaging

    Cosmetics and Personal Care Sectors: Paperboard and plastic folding cartons, windowed boxes made of paperboard and transparent rigid plastic for miscellaneous skin care products, set-up boxes and litho-laminated fluted packaging

Examples of products include: CD Inserts -- N'Sync's No Strings
    Attached; Santana's Supernatural. Packaging -- Sony Playstation's
    WWF Smackdown, Avon's Skin So Soft; Revlon's ColorStay;
    Chesebrough Pond's Skin Cream, Titanic video special edition collector's set, Ralph Lauren Safari and Polo Sport.

Industry Overview:
    The consumer packaging industry has witnessed specialty packaging evolve into a significant marketing and merchandising tool. Changes in the retail environment are driving these trends. These changes include increased purchasing from "self-select" channels and product proliferation requiring differentiation at the point of sale. Manufacturers of consumer products continue to pursue means of product promotion and therefore consider value-added packaging as a key feature of their promotion strategy.


IMPAC Group, Inc.
Strong Market Positions
         #1 in the $300 million European audio market
         #2 in the $300 million North American audio market
         #1 in the $250 million European multimedia market
         #3 in the $500 million North American cosmetics and personal care market

Customers:
   IMPAC has a loyal and diversified blue chip customer base and through its integrated international design, sales and production capabilities, the Company has become an integral component of many of its customers' product development teams. Some of IMPAC's customers are:

      Entertainment:  Universal Music Group; BMG Entertainment;
      EMI Group plc; Sony Music Entertainment; Time Warner and 20th
      Century Fox

      Cosmetics/Personal Products:  Avon Products; Estee Lauder;
      Procter &Gamble; Clairol; Colgate-Palmolive; Mary Kay,
      Chesebrough-Pond's and Revlon

      Other Customers:  Apple Computer, IBM and Sara Lee

IMPAC Fact Sheet
April 24, 2000
Page 2

Manufacturing Facilities:
    IMPAC operates eight production facilities and one fulfillment center in the United States and twelve manufacturing facilities in Austria, Ireland, The Netherlands and the United Kingdom. With its state-of-the-art facilities strategically located throughout the U.S. and Europe, IMPAC can complement its international sales team with production capabilities tailored to meet the needs of global customers.

    With over $100 million in pro forma capital expenditures over the past four years, IMPAC has developed modern facilities that enable the Company to lower turnaround time while reducing staffing requirements and maintaining "just-in-time" manufacturing capabilities.

Financial Summary:

                 1995*     1996*     1997*     1998**   1999***
   Net Sales    $148.7    $147.1   $160.8     $271.0    $332.2
      growth      21.4 %   (1.1 %)    9.3 %     68.5 %    22.6  %

   EBITDA         19.9      22.2     24.5       39.9      60.2
     margin       13.4 %    15.1 %   15.2 %     14.7 %    18.1  %

     * 1995-1997 pro-forma for AGI / Klearfold combination
    ** 1998 pro forma for full year of the AGI/Klearfold combination and the Tinsley Robor acquisition
   *** 1999 pro-forma for recent acquisitions and the exclusion of certain nonrecurring charges

Transaction Summary:
     Purchase price: approximately $500 million
     Assumption of net debt: $271 million (will be substantially refinanced after closing)
     Assumption of preferred stock: $23 million (will be redeemed after closing)
     Anticipated closing: mid-2000

Employees:      2,100

Management:
   IMPAC has assembled an experienced, highly regarded management team with an average of over 25 years of experience in the packaging industry. Because the Company has been built through a series of combinations, senior management brings a unique blend of industry expertise from a variety of different perspectives.

     Richard H. Block has served as the President and CEO of AGI since October 1987 and the CEO of IMPAC since March 1998. He began his career at AGI in 1970 as Vice President of Sales; he was subsequently promoted to Executive Vice President. Prior to 1970, he served as a Sales Manager for Westvaco Corporation.

     Lee Newbon was appointed COO of IMPAC and CEO of IMPAC Group Europe in November 1998 and has been a Director of IMPAC since March 1999. Prior to joining IMPAC, Mr. Newbon spent over twenty years with Tinsley Robor, plc, the last four of which he served as CEO. IMPAC acquired Tinsley Robor in 1998. Mr. Newbon has worked extensively in the printing and music industries.

Headquarters:

     1950 N. Ruby St.
     Melrose Park, IL 60160